UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

Schedule 14A
(Rule 14a-101)

________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

MAWSON INFRASTRUCTURE GROUP INC.

__________________________________________________________________

(Name of Registrant As Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2022

To the Stockholders of Mawson Infrastructure Group Inc.,

You are cordially invited to attend the Annual Meeting of the Stockholders (the “2022 Annual Meeting”) of Mawson Infrastructure Group Inc. (the “Company”).

The 2022 Annual Meeting will be held at:

•        USA — Wednesday, May 18, 2022, 5.00pm Eastern Time

•        Australia — Thursday, May 19, 2022, 7.00am Sydney time

•        Israel — Thursday, May 19, 2022, 12.00am Tel Aviv time

You can attend the 2022 Annual Meeting via the virtual meeting portal at:

web.lumiagm.com/368427604

The Board of Directors of the Company has decided to hold the 2022 Annual Meeting entirely online via the virtual meeting portal and as such, no in-person option will be available. This enables the Company’s stockholders to participate in the 2022 Annual Meeting from any location, which is important and necessary, especially in light of the Covid-19 pandemic and also to reduce the carbon footprint of the Company’s activities.

Further instructions on how to attend and participate in the virtual meeting are available at www.mawsoninc.com.

You will be asked to vote upon the following proposals at the 2022 Annual Meeting:

1.      Approve the election as directors of the Company the four (4) directors currently serving on the Board to serve until the 2023 annual meeting of stockholders.

2.      Ratify the appointment of LNP Audit and Assurance International Pty Ltd as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.      Advisory vote to approve the compensation paid to the Company’s named executive officers (“Say-on-Pay”).

4.      Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (“Say-on-Frequency”).

Any other business will be transacted as may properly come before the 2022 Annual Meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals.

The Board of Directors has fixed March 29, 2022 as the record date for determining stockholders entitled to receive notice of, and to vote at, the 2022 Annual Meeting, or any postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the 2022 Annual Meeting.

Please review the attached Notice and Proxy Statement for more detail and explanation of the proposals to be considered at the 2022 Annual Meeting.

By Order of the Board of Directors
/s/ Greg Martin
Greg Martin
Chairman of the Board

NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	USA — Wednesday May 18, 2022, 5.00pm Eastern Time Australia — Thursday May 19, 2022, 7.00am Sydney time Israel — Thursday May 19, 2022, 12.00am Tel Aviv time
Place:	Virtual Meeting Portal: web.lumiagm.com/368427604
Items of Business:

1.      Approve the election as directors of the Company the four (4) directors currently serving on the Board to serve until the 2023 annual meeting of stockholders.

2.      Ratify the appointment of LNP Audit and Assurance International Pty Ltd as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.      Advisory vote to approve the compensation paid to the Company’s named executive officers (“Say-on-Pay”).

4.      Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (“Say-on-Frequency”).

In addition, we will transact such other business as may properly come before the 2022 Annual Meeting or any adjournments of the meeting.

Who Can Vote:	Stockholders of record at the close of business on March 29, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting and any postponements or adjournments thereof.
Important Notice regarding Proxy Materials:

This Notice presents an overview of the complete Proxy Statement accompanying this Notice, which is part of this Notice. The Proxy Statement and our Annual Report are available on our website, www.mawsoninc.com, the Securities and Exchange Commission’s website, www.sec.gov and at www.edocumentview.com/MIGI.

Your vote is important. Whether or not you plan to participate in the 2022 Annual Meeting we encourage you to vote your shares by proxy as soon as possible so that we can ensure your vote is counted.

By Order of the Board of Directors
/s/ Greg Martin
Greg Martin
Chairman of the Board

i

MAWSON INFRASTRUCTURE GROUP INC.

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on

USA — Wednesday May 18, 2022, 5.00pm Eastern Time

Australia — Thursday May 19, 2022, 7.00am Sydney time

Israel — Thursday May 19, 2022, 12.00am Tel Aviv time

This Proxy Statement contains information about the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) of Mawson Infrastructure Group Inc. (referred to in this proxy statement as “Mawson”, “the Company”, “we”, “our” or “us”).

The 2022 Annual Meeting will be held virtually over the internet on–

USA — Wednesday May 18, 2022, 5.00pm Eastern Time

Australia — Thursday May 19, 2022, 7.00am Sydney time

Israel — Thursday May 19, 2022, 12.00am Tel Aviv time

You can attend the 2022 Annual Meeting via the virtual meeting portal at:

web.lumiagm.com/368427604

Holding the 2022 Annual Meeting online enables our stockholders to participate from any location with internet connectivity, enhances accessibility for all stockholders, reduces the carbon footprint of our activities and is particularly important for all stockholders in light of the Covid-19 pandemic. The 2022 Annual Meeting has been designed to provide the same rights to participate as stockholders would have at an in-person meeting. Information on how to participate in this year’s virtual meeting can be found below.

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting and at any adjournment of that Meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.

These proxy materials, together with our Annual Report to stockholders on Form 10-K for our 2021 fiscal year, are first being made available to stockholders on or about April 8, 2022 and are also available online at www.mawsoninc.com, the Securities and Exchange Commission’s website, www.sec.gov, and www.edocumentview.com/MIGI. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all the information in the proxy materials before voting.

QUESTIONS AND ANSWERS ABOUT ATTENDING THE ANNUAL MEETING AND VOTING

Instructions on How to Attend the 2022 Annual Meeting

To participate in the 2022 Annual Meeting you must access the Virtual Meeting Portal using the link: web.lumiagm.com/368427604.

Stockholders who wish to vote during the 2022 Annual Meeting will also be required to enter their username (which is the control number) and password (which is the postcode of their registered address). Any other participants will only be required to enter their name and email address.

Further detailed instructions on how to attend and participate at the 2022 Annual Meeting can be found on our website: www.mawsoninc.com.

What is the purpose of the 2022 Annual Meeting?

Our 2022 Annual Meeting will be held to vote on the following proposals:

1.      to elect as directors the four (4) nominees named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders;

2.      to ratify the appointment of LNP Audit and Assurance International Pty Ltd as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      an advisory vote to approve the compensation paid to the Company’s named executive officers (Say-on-Pay); and

4.      an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Say-on-Frequency).

In addition, we will transact such other business as may properly come before the meeting or any adjournments of the meeting.

This Proxy Statement provides detailed information about each of the 4 proposals.

Who can vote?

You may vote if you were a stockholder of Mawson as of the close of business on the record date, March 29, 2022.

As of the record date, there were 71,585,295 shares of our Common Stock outstanding.

How many votes do I have?

Each share of our Common Stock that you own on the record date entitles you to one vote on each matter subject to a vote.

Directors and executive officers of Mawson own or control the voting of 14,592,342 shares of Common Stock, representing approximately 20.38% of the total outstanding voting shares at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this Proxy Statement.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.      You may vote by mail:    You may vote by completing, signing and mailing a printed proxy card enclosed with this Proxy Statement. You can request delivery of a copy of the proxy statement and related materials by contacting Computershare. You can go to www.investorvote.com/MIGI, call free of charge at 1-866-641-4276, or send an email to investorvote@computershare.com with “Proxy Materials MAWSON INFRASRUCTURE GROUP INC.” in the subject line, include your full name and address, plus the number located in the shaded bar on the ‘Notice Regarding the Availability of Proxy Materials’ sent to you, and state that you want to receive a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 7, 2022 The shares you own will be voted according to your instructions on the proxy card. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.      You may vote by Internet prior to the 2022 Annual Meeting:    You may vote over the Internet. If you hold your shares on the books of Computershare you may vote over the Internet as instructed on the Notice you received in the mail by accessing www.investorvote.com/MIGI and following the online instructions. If you hold your shares with a Bank or Broker you may vote over the Internet as instructed on the Notice you received in the mail by accessing www.proxyvote.com and following the online instructions. The shares you own will be voted according to your instructions on the proxy card submitted electronically. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.      You may vote during the 2022 Annual Meeting:    If you attend the 2022 Annual Meeting you may vote during the 2022 Annual Meeting.

In order to vote your shares electronically prior to or during the 2022 Annual Meeting, you will need the 15-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

If you own shares in street name, you may vote by providing your instructions to the bank, brokerage firm or other nominee holding the shares on your behalf. If you wish to participate in and vote during the 2022 Annual Meeting you are required to contact your bank, broker or other nominee and obtain a “legal proxy”.

How does the Board of Directors recommend that I vote on the proposals?

The Board unanimously recommends that you vote as follows:

•        “FOR” for the election of each of the Board nominees named in this Proxy Statement as directors for a term expiring at the 2023 Annual Meeting of Stockholders (See Proposal No. 1);

•        “FOR” ratification of the appointment of LNP Audit and Assurance International Pty Ltd as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (See Proposal No. 2);

•        “FOR” advisory approval of the compensation of our named executive officers as set forth in this Proxy Statement (See Proposal No. 3); and

•        “FOR” advisory approval of “EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of our named executive officers (See Proposal No. 4).

At the time this Proxy Statement was printed, we knew of no matters other than those discussed in this Proxy Statement that needed to be voted on at the 2022 Annual Meeting.

Is my vote important?

Your vote is important no matter how many shares you own. We encourage you to take the time to vote. The instructions on how to vote are contained in this Proxy Statement. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card, but do not make specific choices?

Any proxy card returned without directions given will be voted in accordance with the recommendations of our Board of Directors.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

Proposal No. 2 is considered a routine matter for which brokerage firms may (or may not) vote shares for which they have not received voting instructions. In recent years, several large brokerage firms have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, if you hold your shares through a brokerage firm, then your shares might not be voted, even for “routine” matters if you do not give a voting instruction to your broker. Therefore, we encourage every stockholder to take the time to vote.

All other Proposals (ie No.’s 1, 3, and 4) are considered “non-routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on this proposal. This is called a “broker non-vote”.

Can I change my vote after I have mailed my proxy card or after I have voted my shares?

If you own common stock in your own name you may revoke your proxy or change your voting instructions at any time before your shares are voted at the 2022 Annual Meeting by delivering to the secretary of Mawson a written notice of revocation or a duly executed proxy bearing a later date or by participating in and voting during the 2022 Annual Meeting. If you hold common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm or other nominee holding the shares on your behalf.

How can I access the proxy materials over the internet?

You may view and download our proxy materials, including the Annual Report on Form 10-K for the year ended December 31, 2021, and the Notice by accessing www.edocumentview.com/MIGI, the Securities and Exchange Commission’s website, www.sec.gov, and www.mawsoninc.com.

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of Mawson’s Board of Directors. Mawson will pay for the cost of solicitation of proxies. In addition to solicitation by mail, Mawson’s directors, officers and employees may also solicit proxies from shareholders by telephone or in person. If Mawson’s management deems it advisable, the services of individuals or companies that are not regularly employed by Mawson may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Mawson will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of shares of Mawson entitled to cast at least 33⅓ percent (33.33%) of the total votes entitled to be cast by the holders of all outstanding capital stock of Mawson, are present in person or by proxy. On the record date, there were 71,585,295 shares of Common Stock outstanding. Thus, 23,859379 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2022 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the 2022 Annual Meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?

1.      Election of Directors

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote. There are four (4) nominees and four (4) positions to be filled; this means that the four (4) individuals receiving the most votes will be elected. Abstentions and broker non-votes will not be relevant to the outcome, though abstentions and votes “withheld” are counted for the purpose of establishing a quorum.

2.      Ratification of the appointment of LNP Audit and Assurance International Pty Ltd as our independent registered public accounting firm for the fiscal year ending December 31, 2022

The affirmative vote of a majority of the votes cast “FOR” this proposal is required, on a non-binding, advisory basis, to ratify the appointment of the Company’s independent registered public accounting firm. Brokerage firms have authority to vote stockholders’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, a broker non-vote will result. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote. Please note that Mawson is not required to obtain the approval of stockholders to appoint the Company’s independent registered public accounting firm, and as such this vote is advisory only.

3.      Advisory vote to approve the compensation paid to the Company’s named executive officers (Say-on-Pay)

The affirmative vote of a majority of the votes cast “FOR” this proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns that may be raised by the vote and when making future compensation decisions for executive officers. Brokerage firms do not have authority to vote stockholders’ unvoted shares held by the firms in street name for the approval of executive compensation. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.

4.      Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Say-on-Frequency)

With respect to the non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, you may vote for (i) “EVERY THREE YEARS” (ii) “EVERY TWO YEARS” or (iii) “EVERY YEAR,”; or you may otherwise “ABSTAIN” from voting on this proposal.

The frequency of any future non-binding, advisory votes to approve the compensation of our named executive officers will be determined by a plurality of the votes cast; therefore, the particular frequency receiving the greatest number of votes cast in its favor will be deemed the preference of our stockholders. Brokerage firms do not have authority to vote stockholders’ unvoted shares held by the firms in street name for the frequency of future advisory votes. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.

The vote on this proposal is advisory, and the result of the vote on this proposal is not binding on Mawson, the Board of Mawson or its Committees. However, the Board of Mawson and its Compensation Committee will take into account the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

The proposals numbered 1, 3, and 4 above are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your broker is entitled to vote your shares with respect to proposal number 2 because that proposal is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. In recent years, several large brokerage firms have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, we encourage every stockholder to vote their shares.

What is “householding”?

The rules of the Securities and Exchange Commission (“SEC”) permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may household your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes consent.

If you would like to receive your own copy of the Proxy Statement and related materials now or in the future, or if you share an address with another Mawson stockholder and together both of you would like to receive only a single set of proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s).

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060 or cosec@mawsoninc.com. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the proposal must be received by our Corporate Secretary by January 18, 2023 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than April 3, 2023 nor earlier than March 4, 2023, in order to be considered timely.

Notwithstanding the foregoing, if the date of the 2023 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2022 Annual Meeting of Stockholders, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. For example, to submit a stockholder proposal or nominate a board candidate, you must hold at least 5% of the outstanding common stock of the Company. Notices must be sent within between 45 and 75 days of the anniversary of the date this year’s proxy materials were sent to stockholders, and the business must be a proper matter for stockholder action under Delaware law.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our 2022 Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2022 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 29, 2022, certain information concerning the beneficial ownership of our common stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of each class, (ii) each of our directors, new director nominees and named executive officers, and (iii) all of our executive officers, directors and new director nominees as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the 2022 Annual Meeting.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after March 29, 2022 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned	Percent of Common Stock(2)
5% Stockholders	—	—
Directors, New Director Nominee and Other Named Executive Officers
Greg Martin(3)	175,866	*
Michael Hughes(4)	502,568	*
Yossi Keret(5)	22,500	*
James Manning(6)	9,399,840	13.13%
Hetal Majithia(7)	—	*
Liam Wilson	445,268	*
Nicholas Hughes-Jones(8)	5,488,800	7.67%
All executive officers and directors as a group (7 persons)	16,034,842	22.40%

____________

*        Less than 1%.

(1)      Except as otherwise indicated, the address for each named person is c/o Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060.

(2)      Based on 71,585,295 shares of Common Stock outstanding as of March 29, 2022 (the record date).

(3)      Includes 120,000 vested restricted stock units.

(4)      Includes 120,000 vested restricted stock units.

(5)      Includes 2,500 vested options.

(6)      Includes 600,000 vested restricted stock units, and beneficial holdings of Manning Capital Holdings Pty Ltd, Defender Equities Pty Ltd, Robbins Estate Pty Ltd, and Woodville Super Pty Ltd.

(7)      Hetal Majithia, Chief Financial Officer, is included as an executive officer, despite not being a NEO.

(8)      Includes 600,000 vested restricted stock units, and beneficial holdings of Inbocalupo Pty Ltd.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes of ownership of such securities with the SEC. All reports were timely filed during the fiscal year ended December 31, 2021, except for the filings listed below. Each of these forms have subsequently been filed with the SEC.

•        Form 3 filed three business days late on March 24, 2021 reporting the initial beneficial ownership of securities of Michael Forrest Hughes, who was appointed to the Board on March 9, 2021;

•        Form 4 filed 40 business days late on August 16, 2021 reporting the issuance of securities to James Edward Manning as a result of the Bid Implementation Agreement on June 15, 2021;

•        Form 4 filed 39 business days late on October 12, 2021 reporting the conversion of the convertible notes to stock to Michael Forrest Hughes on August 12, 2021; and

•        Form 4 filed 21 business days late on January 21, 2022 by each of James Edward Manning, Liam Daniel Wilson, Nicholas Jeremy Hughes-Jones and Hetal Majithia reporting the granting of restricted stock units to each of them.

The late filings were due to administrative oversight related to, among other things, change in personnel. Since listing in 2021 the Company has been implementing improved compliance systems and training to help ensure timely beneficial ownership disclosure.

CHANGE IN CONTROL

The Company entered into a Bid Implementation Agreement, dated December 30, 2021 (as amended, the “BIA”), with Mawson Infrastructure Group Pty Ltd (then known as Cosmos Capital Limited) (“Mawson Australia”), whereby the Company agreed to commence an off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares of Mawson Australia (the “Mawson Australia Shares”) in exchange for 61.11 shares of our common stock for each one share of Mawson Australia, of which 22.33 shares of our common stock would be subject to a Stock Restriction Agreement (the “Offer Consideration”). The Stock Restriction Agreement provided that if the Mawson Australia shareholders who accepted the Offer sold or encumbered the shares they received prior to December 31, 2021, then, subject to certain exceptions, the Company would be able to repurchase the 22.33 shares at a nominal value. On March 9, 2021, the transactions contemplated by the BIA and the Offer (collectively, the “Cosmos Transaction”) were consummated (the “BIA Closing”), including (i) the acquisition by the Company of approximately 88% of the outstanding Mawson Australia Shares in exchange for the Offer Consideration, which means that the Company issued, in the aggregate, 428,270,616 shares of its common stock to the tendering Mawson Australia shareholders, (ii) the issuance of an additional 25 million shares of common stock in a private placement, (iii) the issuance of contingent value rights to each of the Company’s pre-BIA Closing securityholders (“Legacy Securityholder”) pursuant to a CVR Agreement, and (iv) the issuance of a five-year warrant, exercisable into 8,710,982 shares of common stock, at an exercise price of $0.001 per share, to the financial advisor of the Company in the transaction.

Immediately following the BIA Closing, which occurred on March 9, 2021, the former Mawson Australia shareholders owned approximately 86% of the Company’s outstanding common stock, while Legacy Securityholders remained the owners of approximately 12% of the Company’s outstanding common stock, each on a fully diluted basis and including warrants issued to the Company’s financial advisor to the transaction, who held the remaining 2%.

In May, 2021, Mawson Australia requested, and the Company agreed, that an additional 1,900,982 shares of the Company’s common stock be issued under the BIA (the equivalent of 31,107 Mawson Australia Shares) to certain service providers to Mawson Australia to whom Mawson Australia was obligated to issue shares.

On June 1, 2021, the Company issued the additional 1,900,982 shares of common stock to the Mawson Australia service providers, along with 1,574,988 shares of common stock to former Mawson Australia shareholders who had accepted the Offer under the BIA since March 9, 2021.

On June 15, 2021, the Company issued 48,983,145 shares of common stock to the final former Mawson Australia shareholder who had not until that time accepted the Offer, which resulted in the completion of all issuances required under the BIA.

Immediately following the BIA Closing, three of the four members of the Company’s Board of Directors consisted of Mawson Australia appointees and all of the Company’s executive officers consisted of Mawson Australia appointees, with the exception of Mr. Or Eisenberg, who continued as our chief financial officer until August 19, 2021.

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has recommended the four (4) members currently serving on our Board of Directors, identified below (“the nominees”), to be elected at the 2022 Annual Meeting to serve until the 2023 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees has agreed to serve on the Board, if elected.

Set forth below is relevant information regarding the nominees.

Proxies cannot be voted for a greater number of persons than the number of nominees named.

Board Nominees

Name	Current Position	Committee Roles	Age	Director Since
Greg Martin	Independent Chair	Chair of the Compensation Committee Audit Committee Member Nominating and Governance Committee Member	62	2021
James Manning	CEO, Executive Director	Nil	37	2021
Michael Hughes	Independent Non-Executive Director	Compensation Committee Member Chair of the Audit Committee Nominating and Governance Committee Member	57	2021
Yossi Keret	Independent Non-Executive Director	Compensation Committee Member Audit Committee Member Chair of the Nominating and Governance Committee	55	2017

Nominees

Greg Martin has served as Chair of the Board of Directors and independent non-executive director since 2021. Mr. Martin has over 40 years of experience in the energy, utilities, resources, financial services and infrastructure sectors in Australia, New Zealand and internationally. He spent 25 years, from 1981 to 2006, with the Australian Gas Light Company (AGL), a company listed on the Australian Securities Exchange (ASX) (ASX code: AGL), including 5 years as CEO and Managing Director. After leaving AGL, Mr. Martin served as CEO of the infrastructure division of Challenger Financial Services Group, a division of Challenger Limited (ASX code: CGF) from 2006 to 2008 and from 2011 to 2012, he served as CEO and Managing Director of Murchison Metals Limited (ASX code: MMX, delisted in 2014). Mr Martin served as a member of the COAG Energy Council Energy Appointments Selection Panel from 2015 to 2017 and was previously Chair of Coronado Global Resources Inc. (ASX code: CRN) and a non-executive director of Santos Limited (ASX code: STO), Energy Developments Limited (ASX code: ENE, delisted in 2015) and Spark Infrastructure Group (ASX code: SKI). Mr. Martin’s current directorships include serving as Chair of lluka Resources Limited (ASX code: ILU), Global Energy Ventures Ltd (ASX code: GEV) and of Hunter Water Corporation and is Deputy Chair of Western Power. Mr. Martin has a Bachelor of Economics from the University of Sydney a Bachelor of Laws from the University of Technology, Sydney. Mr. Martin is a member of the Australian Institute of Company Directors.

We believe that Mr Martin possesses specific attributes that qualify him to serve as a member of the Board, including lengthy experience as a CEO of major corporations, financial expertise, energy and utility industry knowledge, extensive board experience (current and past) and deep understanding of corporate governance requirements.

James Manning has served as Chief Executive Officer and executive director since 2021. Mr Manning has 18 years of experience across the real estate, hospitality and finance sectors, including investment management and mergers and acquisitions. Since 2014, Mr. Manning has been the Managing Director of Vertua Limited (NSX code: VERA), an Australian investment company. He is a director of Defender Asset Management Pty Ltd., a financial service licensed investment company, which specializes in real estate and alternate assets. Since 2003, Mr. Manning has been the Chairman of Manning Group, an Australian family office focused on investments in Australia and New Zealand. Since 2017, Mr. Manning has been a Partner of First Equity, a public accounting firm within Vertua Limited. Mr. Manning holds a Masters in Finance from the University of Technology of Sydney and a Bachelor of Business from the Australian Catholic University. He is also a Fellow of the Institute of Company Directors (FAICD) and a Member of the Institute of Public Accountants (IPA).

We believe that Mr Manning possesses specific attributes that qualify him to serve as a member of the Board, including his deep understanding of the business given his position as a founder and major shareholder of the Company, his industry experience, CEO experience, and leadership qualities.

Michael Hughes has served as an independent non-executive director since 2021. Mr Hughes has over 30 years of experience across the finance sector, including investment management, investor relations and commercial banking. Mr. Hughes was a company secretary of OzEmail Ltd (NASDAQ Code: OZEMY, which was also listed on the ASX) between 1996 to 1999. OzEmail Ltd was the first public float of an internet service provider in Australia. Between 2014 and 2019 he served as commercial director of Kelsian Group Limited (formerly known as SeaLink Travel Group) (ASX code: KLS). He was until recently the chairman of the board of directors of Wiseway Group (ASX code: WWG) and is currently Non-Executive Director of Shekel Brainweigh Ltd (ASX code: SBW). His previous management positions include serving as Head of the AMP Small Companies Fund from 2008 to 2010 and Head of Corporate Finance at Ord Minnett from 2010 to 2014. Mr. Hughes holds a Bachelor of Arts from the Sydney University and a Masters degree in applied finance from Macquarie University.

We believe that Mr Hughes possesses specific attributes that qualify him to serve as a member of the Board, including his experience with technology companies (including NASDAQ listed companies), corporate governance knowledge and extensive industry contacts.

Yossi Keret has served as an independent non-executive director since 2017. Mr Keret has been serving as Chief Executive Officer, and Director of Nanorobotics Ltd as of March 2019. Mr. Keret has served as the Chief Executive Officer, Managing Director and Director of Weebit-Nano Ltd. (ASX:WBT) from August 2015 to October 2017. From October 1996 to October 2015, Mr. Keret served as the Chief Financial Officer of numerous public and private companies, including Eric Cohen Books Ltd. & Burlington English Ltd., Daimler Financial Services Israel Ltd., Pluristem Life Systems Inc. (NASDAQ:PSTI), M.L.L. Software and Computers Industries Ltd. (TASE:MLL), Internet-Zahav Group, Ltd. (NASDAQ:IGLD) and Top Image Systems Ltd. (NASDAQ:TISA). Mr. Keret commenced his career at Kost Forer Gabbay & Kasierer, registered public accounting firm, a member firm of Ernst & Young Global (“EY”). Mr. Keret holds a Bachelor of Arts from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel. Mr Keret’s qualifications to serve on our Board include his expertise in financial matters and his serving as the Chief Financial Officer in numerous private and public companies.

We believe that Mr Keret possesses specific attributes that qualify him to serve as a member of the Board, including his international experience, knowledge of the history of the Company, financial expertise, and technology experience.

Mr. Martin, Mr. Manning and Mr. Hughes were initially appointed to the Board of Directors in connection with the BIA discussed above, in which the Company agreed to appoint three Mawson Australia directors to the Board of Directors upon the BIA Closing.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Vote Required

Pursuant to our Bylaws, the nominees for director who receive a plurality of the “FOR” votes will be elected to the Board. You may vote “FOR” all or any of the nominees, or you may “WITHHOLD” your vote from all or any of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and thus will have no effect on the outcome of the vote on this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Abstentions and broker non-votes will have no effect on the results of this vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Board of Directors

We believe that good corporate governance is important to ensure that Mawson is managed for the long-term benefit of our stockholders. Our Board of Directors is responsible for establishing our corporate policies and overseeing the management of the Company. Senior management, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Commercial Officer are responsible for our day-to-day operations. The Board evaluates corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The Board also evaluates and elects our executive officers and determines their compensation.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From time to time, the Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are described below. The Board has determined that all the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 of the Securities Exchange Act. The Charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.mawsoninc.com.

Compensation Committee

The Compensation Committee met four times in 2021. Greg Martin (Chair), Michael Hughes and Yossi Keret are the members of the Compensation Committee. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs, as well as reviewing certain disclosures, reviewing and recommending executive employment agreements (including as to severance and change in control clauses), annually assessing whether the work undertaken by consultants raises any conflict of interest, and to annually evaluate the adequacy of the Compensation Committee’s charter. The CEO made recommendations to the Compensation Committee in respect of executive compensation. The Compensation Committee’s Charter does not refer to an ability of the Committee to delegate its authority. The Compensation Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under our equity plan.

The Company and the Compensation Committee had access to consultants and experts to assist with determining executive remuneration, and the final recommendations to the Board were made by the Compensation Committee.

The Compensation Committee engaged Ernst & Young LLP (“EY”), an independent outside accounting and compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducted an annual competitive market analysis of total compensation for our named executive officers, provided relevant market data, updated the Compensation Committee on compensation trends and regulatory developments, and counselled the Compensation Committee on program designs and specific compensation decisions related to our CEO and other executives. The services of the Independent Consultant are at the discretion and direction of the Compensation Committee.

Consistent with listing standards, the Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from EY addressing its independence and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to the Company by EY, (ii) fees paid by the Company as a percentage of EY’s total revenue, (iii) policies or procedures of EY that are designed to prevent conflicts of interest, (iv) any business or personal relationships between any senior advisor of the consulting team and a member of the Compensation Committee, (v) any Company stock owned by any senior advisor or any member of that individual’s immediate family, and (vi) any business or personal relationships between our executive officers and any senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by EY and its senior advisors involved in the engagement did not raise any conflict of interest.

The Compensation Committee’s Charter is available at www.mawsoninc.com.

Audit Committee

The Audit Committee met on two occasions in 2021. The members of the Audit Committee are Michael Hughes (Chair), Greg Martin and Yossi Keret. The Audit Committee is responsible for assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence, oversees the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement, retains and terminates the Company’s independent auditors, approves in advance all audit and permissible non-audit services to be performed by the independent auditors, review the adequacy and effectiveness of the Company’s internal controls disclosure controls and procedures, and complaints processes, review internal audit matters (as applicable), perform the legislated role of qualified legal compliance committee, review and discuss the Company’s practices with respect to risk assessment and risk management. and performs such other functions as required by applicable law, including the rules and regulations of the SEC and the listing standards of the NASDAQ.

The Nominating and Corporate Governance Committee, with concurrence from the Board has determined that Yossi Keret and Greg Martin meet the definition of an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

The Audit Committee’s charter is available at www.mawsoninc.com.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee did not meet in 2021. Yossi Keret (Chair), Greg Martin and Michael Hughes are the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for retaining search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms, obtain advice and assistance from internal or external legal, accounting or other advisors, actively seeking individuals qualified to become directors for recommendation to the Board, consistent with criteria identified by the Board, completing customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources, monitoring and evaluating the orientation and training needs of directors, annually reviewing the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans, reporting annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year, developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, and overseeing the Company’s corporate governance practices, including reviewing its Certificate of Incorporation and By-laws. The Nominating and Corporate Governance Committee shall review stockholder proposals relating to corporate governance and other matters and recommend to the Board the Company’s response to such proposals, develop a Company policy on approval of related party transactions and review and recommend to the Board for approval any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), and a policy on the Company’s corporate social responsibility policies and practices. The Nominating and Corporate Governance Committee shall annually, or more frequently as it deems appropriate, review the succession planning for the Company’s senior executive officers, including but not limited to the Chief Executive Officer.

The Nominating and Corporate Governance Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Mawson and its stockholders; a willingness to devote the time necessary to fulfill their director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Nominating and

Corporate Governance Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates. The Nominating and Corporate Governance Committee will review from time to time the skills and experience it requires to carry out its functions properly and then consider director candidates or nominees based on the specific skills and experience required by the Board at the particular time. The Committee will seek to ensure that the Board includes a diverse set of opinions, skills and experience. The Nominating and Corporate Governance Committee does not currently have a diversity policy as it is at a relatively early stage of its development, however the Committee will seek to develop and adopt such a policy when the Nominating and Corporate Governance Committee deems that such a policy will be a practical and effective tool for improving the Company’s performance. The Committee does not have a policy to consider stockholder proposed candidates, as the Nominating and Corporate Governance Committee believes it is equipped to make such decisions without such a policy, however the Committee may consider developing a written policy if this approach needs to be improved. This Nominating and Corporate Governance Committee is responsible for the review and recommendation of director compensation to the Board. If stockholders wish to recommend candidates they should follow the procedure set out in the section titled “How and when may I submit a stockholder proposal for next year’s annual meeting?” in these proxy materials.

The Nominating and Governance Committee’s charter is available at www.mawsoninc.com.

Board Determination of Director Independence

The Board has reviewed the materiality of any relationship that each of our Directors has with the Company, either directly or indirectly. Based upon this review, the Board has determined that all of the Directors other than James Manning are “independent directors” as defined by The NASDAQ Stock Market.

With respect to the Compensation Committee, the Board has determined that Greg Martin, Michael Hughes and Yossi Keret satisfy the independence standards established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.

With respect to the Audit Committee, the Board has determined that Michael Hughes, Greg Martin and Yossi Keret satisfy the independence standards established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. Furthermore, the Nominating and Corporate Governance Committee, with concurrence from the Board, has determined that each of Yossi Keret and Greg Martin are an “audit committee financial expert” within the meaning of SEC rules.

With respect to the Nominating and Governance Committee, the Board also determined that Yossi Keret, Greg Martin and Michael Hughes, satisfy the independence standards established by the SEC and the NASDAQ Marketplace Rules, as applicable.

In making such determinations, the Board considered the relationships that each such non-executive director or director nominee has with Mawson and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of common stock by each non-executive director. In considering the independence of the directors, the Board considered the association of each such non-executive director has with us and all other facts and circumstances the Board deemed relevant in determining independence.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is publicly available on our website at www.mawsoninc.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website.

Hedging Policy

At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Policies with Respect to Transactions with Related Persons

The Board has adopted a Related Party Transactions Policy. The Audit Committee is responsible for reviewing related party transactions, in accordance with the Related Party Transactions Policy.

Our Related Party Transactions Policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent to which the Company may benefit from the transaction, the opportunity costs of not entering into the transaction, and the extent of the related person’s interest in the transaction. The related person transactions disclosed in this Proxy Statement were each approved by the Board or Audit Committee, as applicable.

Certain Relationships and Related Transactions

Except as set forth below, Mawson did not participate in any transactions during the fiscal year ended December 31, 2021 in which any of the Nominees, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

As set out above, Our Audit Committee Charter requires that members of the Audit Committee, conduct a review of, and be responsible for the oversight of, all related party transactions on an ongoing basis in line with our Related Party Transaction Policy.

During the years ended December 31, 2021 and December 31, 2020 the Company received a loan from Georgina Manning Pty Ltd, an entity controlled by Georgina Manning, an immediate family member of James Manning, director and CEO of the Company, of $360,320 and $180,160 respectively. These loans were repaid in full by the Company in August 2021. During the time these loans were outstanding, the Company was charged an interest rate of 8% on the debts and paid a total of $4,529 in interest costs.

On March 16, 2022, Luna Squares LLC entered into a lease with respect to a property in the City of Sharon, Mercer County, Pennsylvania with Vertua Property, Inc, a subsidiary entity in which Vertua Ltd has a 100% ownership interest. James Manning, CEO a director and a significant shareholder of the Company is also a director of Vertua Ltd and has a material interest in the Sharon lease as a large shareholder of Vertua Ltd. The lease contains market standard legal terms, and will be for a term of 5 years, and Luna Squares LLC has 2 options to extend for 5 years each. The Audit Committee has compared the rent and terms to other arms’ length leases the Company has entered into and formed the view the rent is in line with the market for similar properties. Rent is subject to annual increases of CPI for the Northeast Region, or 4%, whichever is higher. The base rental amount in the first year is $0.24 million. Depending on power energization, availability, and utilization, variable additional rent may be payable, with per MW and fixed charges ranging from $500 to $10,000 per month. Upon the recommendation from the Audit Committee, the directors of the Company other than Mr. Manning were made aware of the material facts as to Mr. Manning’s interest in the lease and authorized the Company in good faith to enter the lease after determining the lease to be fair to the Company.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been involved in any matters or proceedings during the past ten years as described in Item 401(f) of Regulation S-K that would be material to an evaluation of their ability or integrity in their roles. Such matters include bankruptcy, criminal, judicial or administrative proceedings that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement.

Director Nomination Process

The Nominating and Corporate Governance Committee, is responsible for, among other things, identifying and recommending to the Board director nominees for each annual meeting of stockholders, and individuals to fill vacancies occurring between annual meetings of stockholders.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with us should direct their communication to the Corporate Secretary of the Company by email: cosec@mawsoninc.com. The Corporate Secretary will forward communications intended for the Board to the Chair of the Nominating and Corporate Governance Committee, currently Mr. Yossi Keret, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board is responsible for the control and direction of the Company. The Board represents the stockholders and its primary purpose is to build long term stockholder value. The Board structure, which separates the positions of Chair and Chief Executive Officer, allows the Chair to focus on the management of the Board and the CEO to focus on the management of the Company and the development and realization of its long term strategic objectives. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company. The Board believes that the separation of the roles of the Chair and Chief Executive Officer promotes the most effective strategy development and execution, and facilitates information flow between management and the Board, which are seen as being essential to effective governance.

Executive Sessions

The independent directors of the Board meet from time to time as required, without the presence of management. The Chair generally chairs these sessions.

Meeting Attendance

During 2021, there were 4 meetings of the Board. Each currently serving director attended all the meetings of the Board during the time such person was a director. In addition to participation at Board and Committee meetings, our directors discharge their responsibilities throughout the year through participation in personal meetings and other communications, including considerable telephone and email communications between the Chair and Chief Executive Officer and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. We did not hold an annual meeting of stockholders in 2021 and therefore there was no meeting for directors to attend in 2021.

Risk Management

The Board plays an active role in overseeing the management of the Company’s risks. The Board regularly reviews information regarding credit, liquidity and operations, as well as the risks associated with each. The Board views risk management as the responsibility of all Company staff, and not a function that can be siloed or delegated to a single internal team. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Audit Committee oversees management of financial and operational risks and related party risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

We believe that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

•        Use of multiple compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components; and

•        Equity incentive awards that generally vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short-term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term.

Criteria and Diversity

When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will take into account the potential candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all stockholders. The value of diversity on the Board is also considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Report of the Audit Committee

The following Report of our Audit Committee (“Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee is composed wholly of independent directors. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Company’s independent auditor is engaged to audit and report on the conformity of the Company’s financial statements to generally accepted accounting principles and the effectiveness of the Company’s internal control over financial accounting.

The Audit Committee reviewed and discussed with (i) management and the independent auditor, the audited financial statements for the fiscal year ended December 31, 2021, (ii) management, its assessment of the effectiveness of the Company’s internal control over financial reporting, and (iii) the independent auditor, its evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee discussed with LNP Audit and Assurance International Pty Ltd, the Company’s independent auditor, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received, reviewed and discussed the written disclosures and the letter from LNP Audit and Assurance International Pty Ltd required by applicable requirements of the PCAOB regarding LNP Audit and Assurance International Pty Ltd’s communications with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report filed on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

By the Audit Committee of the Board of Directors of Mawson Infrastructure Group Inc.

Michael Hughes, Chair of the Audit Committee
Greg Martin
Yossi Keret

EXECUTIVE OFFICERS

The following are our executive officers, their ages as of 1 April 2022, positions and offices held with Mawson, and certain biographical information.

James Manning, age 37, Chief Executive Officer, has 18 years of experience across the real estate, hospitality and finance sectors, including investment management and mergers and acquisitions. Since 2019 Mr. Manning has been the CEO of the Mawson group of companies prior to the transactions that lead the group to be listed on NASDAQ. Since 2014, Mr. Manning has been the Managing Director of Vertua Limited (NSX code: VERA), an Australian investment company. He has been a director of Defender Asset Management Pty Ltd., a financial service licensed investment company, which specializes in real estate and alternate assets since 2015. Since 2003, Mr. Manning has been the Chairman of Manning Group, an Australian family office focused on investments in Australia and New Zealand. Since 2017, Mr. Manning has been a Partner of First Equity, a public accounting firm within Vertua Limited. Mr. Manning holds a Masters in Finance from University of Technology of Sydney and Bachelor of Business from Australian Catholic University. He is also a Fellow of the Institute of Company Directors (FAICD) and a Member of Institute of Public Accountants (IPA).

Hetal Majithia, age 36, Chief Financial Officer, has served in that role since August 2021. Ms. Majithia has over 10 years’ experience as a chartered accountant, having worked previously at PwC (4 years) and KPMG (5 years) in Australia and the United Kingdom respectively. Hetal has an Economics degree (Honours) from the University of Southampton and is a member of the Institute of Chartered Accountants in England and Wales.

Nicholas Hughes-Jones, age 36, Chief Commercial Officer, has over 15 years’ experience in financial markets and funds management, and as Chief Commercial Officer is responsible for the corporate strategy and development of the Company. Prior to joining the Company, Nick worked at Bell Financial Group (5 years) and Southern Cross Equities (4 years), two of Australia’s leading equities and funds management groups. Nick holds a Bachelor of Commerce (Corporate Finance/Business Law) from the University of Sydney.

Liam Wilson, age 36, Chief Operating Officer, has over 16 years’ experience in senior operational management roles across multiple industries, and is responsible for the operations of Mawson Infrastructure Group globally. Liam works closely with our various partners and suppliers across Australia, Asia and the USA. Liam has held Group Senior Management positions for Event Hospitality & Entertainment (ASX:EVT) (2 years), The Rockpool Dining Group (1 year) and Merivale (5 years).

Mr. Manning, Mr. Hughes-Jones and Mr. Wilson were initially appointed to their position in connection with the BIA and BIA Closing discussed above.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to the Principal Executive Officer (Chief Executive Officer), and the two other most highly compensated executive officers (the “Named Executive Officers” (NEOs)) for the fiscal year ended December 31, 2021 and received compensation for the same individuals for the fiscal year ended December 31,2020. All amounts are in U.S. dollars, converted from Australian dollars using the exchange rate as of December 31 of the applicable year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James Manning	2021	270,110	2,325,361	227,178	16,996	2,839,644
Chief Executive Officer	2020	178,290	—	—	19,284	197,574

Nicholas Hughes-Jones(4)	2021	131,425	1,899,277	112,650	10,633	2,153,985
Chief Commercial Officer	2020	—	—	—	—	—

Liam Wilson	2021	174,376	1,499,277	112,650	16,351	1,802,654
Chief Operating Officer	2020	108,320	—	—	12,634	120,954

____________

(1)      Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2021, includes the following stock awards granted to our named executive officers:
(a) performance-based stock awards tied to company performance for fiscal 2020, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant; and
(b) performance-based stock awards tied to Total Stockholder Return (TSR), for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards;
See Note 2 o. of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 21, 2022, for a discussion of the assumptions made in determining the values of the equity awards.

(2)      The 2021 annual incentive plan provided for payment of bonuses based on performance, and were paid in cash. During fiscal 2021, the Company changed its fiscal year from the 12-month period ended June 30, to December 31. The annual incentive plan payments made were pro-rated and awarded for performance achieved over the six months between July 1, 2021 and December 31, 2021.

(3)      Consists of incremental costs for superannuation contributions in Australia at the government-mandated rate of 9.5% to June 30 2021 and 10% thereafter, based on total base salary, on the same terms that apply to all other eligible employees.

(4)      Mr Hughes-Jones commenced employment on October 8, 2021.

Employment Agreements with our Named Executive Officers and Potential Payments Upon Termination or Change in Control

Except as set forth below, we have not entered into any employment agreements with the named executive officers listed in the table above.

Employment agreement with James Manning

On December 20, 2019, Mawson Infrastructure Group Pty Ltd (“Mawson Australia”), an Australian subsidiary of the Company, and Mr. Manning entered into an employment agreement which appointed him as our Chief Executive Officer (“Manning Agreement”) for a maximum term of five (5) years from the commencement date, which was November 1, 2019. Pursuant to the Manning Agreement, Mr. Manning is entitled to receive an annual base salary of AUD579,000 plus superannuation and the standard other employment benefits given to employees in Australia (such as long service leave, personal or carer’s, compassionate leave and relocation benefits), and with annual leave of up to 8 weeks. Mr. Manning is also entitled to bonus plans, share plans or other incentive plans if they are approved by the Board. In addition to the treatment of outstanding PSUs upon change of control terms outlined in the section below, Mr. Manning is entitled to receive twelve months Base Salary severance payment in the event his employment is terminated earlier that the maximum term if Mr. Manning is not required by the Company to perform the Manning Agreement for the 12 month notice period. Short term incentives will be forfeited if Mr. Manning terminates his employment before the end of the relevant period. If his role changes or a Change of Control event occurs, the treatment of the short term incentives will be at the discretion of the Board.

Employment agreement with Nicholas Hughes-Jones

On October 8, 2021, Mawson Australia and Mr. Nicholas Hughes-Jones entered into an employment agreement which appointed him as our Chief Commercial Officer (“Hughes-Jones Agreement) from the commencement date, which was October 08, 2021. Pursuant to the Hughes-Jones Agreement, Mr. Hughes-Jones will (a) receive an annual salary of AUD300,000 inclusive of superannuation, (b) be entitled to accrue 4 weeks paid annual leave for each year of service, (c) be entitled to accrue 10 days paid personal/carer’s leave for each year of service, (d) be entitled to receive as severance three (3) months of his annual base compensation if Mr Hughes-Jones’s employment is terminated by Mawson Australia, and (e) will receive other standard employment benefits given to employees in Australia (such as annual leave, long service leave, personal, and compassionate leave and relocation benefits). Short term incentives will be forfeited if Mr. Hughes-Jones terminates his employment before the end of the relevant period. If his role changes or a Change of Control event occurs, the treatment of the short term incentives will be at the discretion of the Board.

Employment agreement with Liam Wilson

On August 9, 2021, the Company and Mr. Wilson entered into an employment agreement which appointed him as the Chief Operating Officer (“Wilson Agreement”) from the commencement date, which was August 16, 2021, until terminated in accordance with the termination provisions in the Wilson Agreement. Pursuant to the Wilson Agreement, Mr. Wilson: (a) is entitled to receive an annual base salary of AUD300,000 less applicable withholdings, (b) is eligible to participate in the Company’s discretionary Short Term Incentive Program (“STIP”), with the calculation of any STIP bonus being in the full discretion of the Company, (c) is eligible to receive equity or equity-based awards under the 2021 Equity Incentive Compensation Plan (the “LTIP”), (d) is eligible to participate in the Company’s other benefit plans, policies and programs generally provided to the Company’s employees in the U.S. to the extent he meets the applicable eligibility requirements, (e) is reimbursed a total maximum monthly amount of up to $800 for his medical care premium based on the medical care premium cost actually paid by Mr. Wilson, (f) is entitled to twenty (20) business days of paid time off (“PTO”) each calendar year, pro-rated for partial years worked, (g) is eligible to accrue paid sick leave as required by applicable sick leave laws, (h) is entitled to receive as severance six (6)) months of his annual base compensation if Mr. Wilson’s employment is terminated by the Company without Cause (as defined in the Wilson Agreement), and (i) is eligible for the other standard employment benefits given to employees in Australia (such as annual leave, long service leave, personal and compassionate leave).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2021 Equity Incentive Plan and 2018 Equity Incentive Plan, at December 31, 2021.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and restricted stock units		Weighted-average exercise price of outstanding options and restricted stock units		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—		—		—
Equity compensation plans not approved by security holders	2,293,662	(1)	0.04	(2)	5,027,319	(3)
Total	2,293,662		$0.04		5,027,319

____________

(1)      Includes 2,291,162 restricted stock units under the 2021 Equity Incentive Plan and 2,500 options under the 2018 Equity Incentive Plan.

(2)      Exercise price for restricted stock units is Nil.

(3)      Includes 4,708,838 securities under the 2021 Equity Incentive Plan, and 318,481 under the 2018 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

The following table sets forth information regarding all outstanding equity awards held by the NEOs at December 31, 2021.

	Stock Awards(1)
Name	Number of Shares, Units of Stock That Have Not Vested (#)	Market Value of Shares, Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
James Manning			142,796	946,737
Nicholas Hughes-Jones			69,079	457,994
Liam Wilson			69,079	457,994

____________

(1)      This table excludes performance based units which were granted in fiscal year 2021 as part of the Bid Implementation Agreement and were eligible to earned depending on meeting performance hurdles determined at grant in March 2021. These awards were fully earned and vested as at December 31, 2021.

(2)      The market value is calculated by multiplying the number of PSUs by the closing price of our common stock ($6.63) on the NASDAQ at December 31, 2021, the last day of fiscal year 2021.The actual value realized by the officer will depend on whether the award vests and the future performance of Company’s common stock.

(3)      Represents fiscal year 2021 unearned PSUs granted in November 2021, that are eligible to be earned and vest for the two and a half-year performance period ending June 30, 2024, subject to possible acceleration, depending on our absolute TSR performance for the performance period. The share numbers in this table represent the maximum potential pay-out. The units, to the extent earned, will vest upon determination by our Compensation Committee.

2021 Equity Incentive Plan

The securities issued to the NEOs as set out above are restricted stock units granted under our 2021 Equity Incentive Plan (“Plan”). The terms applicable to each of the grants are as set out in the Plan itself, and each individual award agreement. Vesting of the restricted stock units is subject to certain performance hurdles being met. Once the Administrator declares they have vested, they are exercisable by the recipients. The restricted stock units have a term of 10 years. Restricted stock units will become immediately vested and exercisable upon a change of control. Upon termination of employment, including if the holder leaves their employment or for cause, all unvested restricted stock units immediately terminate. Restricted stock units do not automatically terminate on death, retirement, disability or job elimination, and the Administrator may determine to allow a pro rata amount to vest immediately, and the rest will not be forfeited but instead vest when the performance hurdles have been met.

In summary, under the 2021 Equity Incentive Plan, the definition of change of control includes:

(1)    the acquisition of beneficial ownership of more than 50% of the total voting power of our securities, except for any acquisition by any person that already owns at least 50% of the Company, or any acquisition that is merely a change or direct to indirect ownership (or vice versa);

(2)    a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the then current members of the Board;

(3)    a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of assets of the Company equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company, except where the disposition is to an entity controlled by the Company’s stockholders or entity in which the Company has a significant interest, amongst other scenarios.

“Disability”, in short, is defined as a the holder being unable to carry out the responsibility and functions of the position held by reason of a physical or mental impairment for not less than 180 days.

“Cause”, in short, means fraud or embezzlement, willful act that injures the Company, the commission of a felony as determined by a court of law, or an uncured failure to comply with contractual obligations.

“Job Elimination”, in short, means involuntary and permanent termination of services due to redundancy, reduction in labor force, and reorganization or consolidation, as long as there is no Cause.

DIRECTOR COMPENSATION

The following table details the total compensation earned by our independent non-employee directors (including the Chairman of the Board, Greg Martin) during the year ended December 31, 2021. All amounts are in U.S. dollars, converted from Australian dollars using the average exchange rate to December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Greg Martin	62,574	300,000	5,129	367,703
Michael Hughes	53,680	300,000	5,274	358,954
Yossi Keret	47,449	—	—	47,449

____________

(1)      PSU awards granted under the Bid Implementation Agreement, tied to company performance for fiscal year 2021, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant

(2)      Consists of incremental costs for certain perquisites which include superannuation contributions in Australia at the government-mandated rate of 9.5% to June 30, 2021, and 10% thereafter, based on total base salary, on the same terms that apply to all other eligible employees.

PROPOSAL NO. 2

RATIFICATION OF AUDITOR APPOINTMENT

We are asking our stockholders to ratify the appointment and engagement by our Audit Committee of LNP Audit and Assurance International Pty Ltd (“LNP Audit”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of LNP Audit to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of LNP Audit, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders.

The Audit Committee has retained LNP Audit as the Company’s independent registered public accounting firm, to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022, to be included on the Company’s annual report on Form 10-K for the same period. A representative of LNP Audit is expected to be present virtually at the 2022 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee previously retained LNP Audit’s related entity, LNP Audit and Assurance Pty Ltd (“LNP Pty Ltd”) and LNP Audit, to serve as the Company’s independent public accounting firm and to perform such audit services for the fiscal years ended December 31, 2020 and 2021 respectively. LNP Pty Ltd underwent an internal reorganization under which all of their US/PCAOB clients were reassigned to LNP Audit, which was a newly formed entity. Accordingly, on September 28, 2021, LNP Pty Ltd resigned as our independent accountants, and we engaged LNP Audit as our new independent registered public accounting firm. The decision to change accountants from LNP Pty Ltd to LNP Audit was approved by our Board of Directors.

During our fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through September 28, 2021, the date of the resignation of LNP Pty Ltd : (1) we did not have any disagreement with LNP Pty Ltd on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) , neither us nor anyone on our behalf consulted LNP Pty Ltd regarding either (a) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

None of LNP Pty Ltd’s reports on the financial statements for two years it acted as our independent registered public accounting firm contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through September 28, 2021, we did not consult with LNP Pty Ltd regarding either of the (1) application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that LNP Pty Ltd concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Audit Fees

The Charter of the Audit Committee requires that it pre-approve in advance all audit and permissible non-audit services to be provided by its independent auditors. Services requiring pre-approval in advance by the Audit Committee may include audit services, audit related services, tax services and other services. All of the services performed by the independent registered public accounting firm were pre-approved in advance by the Audit Committee. The Audit Committee has determined that the payments made to the independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2021 and 2020 in the following categories and amounts are shown below. All amounts are in U.S. dollars, converted from Australian dollars using the average exchange rate to December 31, 2021.

	2021	2020
Audit Fees	$313,420	$72,600
Audit-Related Fees	$29,040	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$342,460	$72,600

Our principal accountant (through its full-time employees) performed all work regarding the audit of our financial statements for the most recently completed fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All of the services performed in the year ended December 31, 2021 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be provided to us by the independent registered public accounting firm. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independents. Our principal accountant’s full-time employees performed more than 96% of the work regarding the audit of our financial statements for the most recently completed fiscal year.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Company’s proposed ratification of the appointment of LNP Audit as the independent registered public accounting firm, and the Company does not propose to independently provide stockholders with such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF LNP AUDIT AND ASSURANCE INTERNATIONAL PTY LTD AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

“SAY-ON-PAY”

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our “named executed officers” as disclosed in this Proxy Statement under the heading “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to communicate their views on our named executive officers’ compensation as a whole. The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This proposal give stockholders the opportunity to approve or not approve, on an advisory basis, the compensation of the named executive officers by voting “FOR” or “AGAINST” the following resolution (or by choosing to “ABSTAIN” with respect to the resolution):

RESOLVED, that the stockholders of the Company approve the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2022 Proxy Statement, as such compensation is disclosed in the Company’s 2022 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the 2022 Annual Meeting when considering future executive compensation arrangements. Your non-binding advisory vote on this proposal will not be construed: (1) as overruling any decision by the Board of Directors, any Board Committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board Committee or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the majority of the votes cast on this proposal are cast “FOR” the proposal. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 3:

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under Section 951 of the Dodd-Frank Act, as set forth in Section 14A of the Securities Exchange Act of 1934, as amended, the Company is required at least once every six (6) years to provide its stockholders with an opportunity to vote, on an advisory, non-binding basis, on the frequency with which the Company should conduct future advisory votes on the compensation of the Company’s named executive officers. The last such “say-on-frequency” vote by the stockholders occurred at the 2013 annual meeting of stockholders; therefore, a say-on-frequency vote will be held at the 2022 Annual Meeting.

The Board believes that an advisory “say-on-frequency” vote on executive compensation should be held every three years. This Proposal gives the Company’s stockholders the opportunity to express their views about the frequency of say-on-pay votes.

This vote will be non-binding on the Board and may not be construed as overruling any decision by the Board or as creating or implying any change to the fiduciary duties of the Board. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Vote Required

Stockholders can choose one of four choices for this Proposal on the proxy card: “EVERY THREE YEARS,” “EVERY TWO YEARS,” “EVERY YEAR,” or “ABSTAIN.” The frequency of any future non-binding, advisory votes to approve the compensation of our named executive officers will be determined by a plurality vote; therefore, the frequency which receives the greatest number of votes in its favor will be deemed the preference of our stockholders. Brokerage firms do not have authority to vote customers’ unvoted Shares held by the firms in street name for the election of directors. As a result, any Shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will be counted as votes present for quorum purposes, but will not be counted as votes cast and will have no effect on the outcome of the vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 4

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF “EVERY THREE YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTED OFFICERS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060 or cosec@mawsoninc.com. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by January 18, 2023 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than April 3, 2023 nor earlier than March 4, 2023, in order to be considered timely.

Notwithstanding the foregoing, if the date of the 2023 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2022 Annual Meeting, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating-stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.

You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

ANNUAL REPORT

Our Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 31, 2021, may be obtained by our stockholders without charge, upon written request to our Corporate Secretary. You may also download a copy of our Annual Report on Form 10-K by vising our corporate website at www.mawsoninc.com.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may “household” your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Mawson stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request delivery of a copy of the proxy statement and related materials by contacting Computershare. You can go to www.investorvote.com/MIGI, call free of charge at 1-866-641-4276, or send an email to investorvote@computershare.com with “Proxy Materials MAWSON INFRASRUCTURE GROUP INC.” in the subject line, include your full name and address, plus the number located in the shaded bar on the ‘Notice Regarding the Availability of Proxy Materials’ sent to you, and state that you want to receive a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 7, 2022.

By Order of the Board of Directors
/s/ Greg Martin
Greg Martin
Chairman of the Board

Mawson Infrastructure Group Inc.

VOTE

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Your vote matters – here's how to vote!

Stockholder Meeting Notice - MAWSON INFRASTRUCTURE GROUP INC

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1. To elect as directors the following four (4) nominees to serve until the 2023 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain
01 - Greg Martin	☐	☐	☐
02 - James Manning	☐	☐	☐
03 - Michael Hughes	☐	☐	☐
04 - Yossi Keret	☐	☐	☐

Proposal	3 Years	2 Years	1 Year	Abstain
4. An advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Say-on-Frequency).	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please date this proxy card and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 17, 2022 at 5:00 P.M., Eastern Time. Online Go to www.investorvote.com/MIGI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MIGI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Stockholder Meeting Notice - MAWSON INFRASTRUCTURE GROUP INC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1234 5678 9012 345 1234567890 538765 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2022 Annual Meeting of MAWSON INFRASTRUCTURE GROUP INC/MAIG May 18, 2022 New York Time The 2022 Annual Meeting of Stockholders of Mawson Infrastructure Group Inc will be held on May 18, 2022 at 5:00 p.m. New York Time, May 19, 2022 at 7:00 a.m., Sydney Time, and 12:00 a.m. May 19 Tel Aviv time, virtually via the internet at web.lumiagm.com/368427604 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. the materials is available at: http://www.edocumentview.com/MIGI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MIGI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. MAWSON INFRASTRUCTURE GROUP INC Notice of 2022 Annual Meeting of Stockholder Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022 Hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Mawson Infrastructure Group Inc. to be held on May 18, 2022. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 3 YEARS on Proposal 4. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 3 YEARS on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below Comments — Please print your comments below